Exhibit 32.2

SECTION 1350 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, David R. Callen, hereby certify that the March 31, 2010 Quarterly Report on Form 10-Q as filed by Ethan Allen Interiors Inc. (the “Company”), which contains the Company’s financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Vice President, Finance
/s/ David R. Callen	& Treasurer
(David R. Callen)

May 10, 2010